Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 5.1

[●] 2020

Lufax Holding Ltd

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman

KY1-1111

Cayman Islands

Dear Sirs,

Re: Lufax Holding Ltd (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1, including all amendments or supplements thereto, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on [●] 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares, par value US$0.00001 of the Company (the “Ordinary Shares”), which are being offered by the Company in the form of American Depositary Shares (the “ADSs”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the current fourth amended and restated memorandum of association and sixth amended and restated articles of association of the Company adopted on 10 October 2018 (being effective from 29 November 2018) and 11 April 2019 respectively, written resolutions of the directors of the Company dated [●] 2020 (the “Director Resolutions”), written resolutions of the members of the Company dated [●] 2020 (the “Member Resolutions”), the amended and restated memorandum and articles of association of the Company conditionally adopted by the Company to become effective immediately prior to the completion of the Company’s initial public offering of its ADSs represented by its Ordinary Shares (the “Listing M&A”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on [●] 2020 (the “Certificate Date”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Director Resolutions and Members Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the Listing M&A conditionally adopted by the Company will become effective immediately prior to the completion of the Company’s initial public offering of its ADSs represented by its Ordinary Shares, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares in the form of ADSs by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.

When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman